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                                                                  EXHIBIT 4.5(d)

                                    HCA INC.

                                       TO

                              THE BANK OF NEW YORK
                                     TRUSTEE

                             ----------------------


                          THIRD SUPPLEMENTAL INDENTURE

                                       TO

                  INDENTURE OF COLUMBIA HEALTHCARE CORPORATION

                          Dated as of December 5, 2001


                             ----------------------


Supplementing the Indenture, dated as of December 16, 1993, by and between Columbia Healthcare Corporation and The First National Bank of Chicago, as supplemented by the First Supplemental Indenture dated May 25, 2000, by and between HCA - The Healthcare Company (formerly known as Columbia/HCA Healthcare Corporation which was previously known as Columbia Healthcare Corporation) and Bank One Trust Company, N.A. (successor-in-interest to The First National Bank of Chicago), and as further supplemented by the Second Supplemental Indenture dated as of July 1, 2001, by and between HCA Inc. (formerly known as HCA - The Healthcare Company) and Bank One Trust Company, N.A.


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         THIS THIRD SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of December 5, 2001, by and among HCA Inc., a corporation duly organized and existing under the laws of the State of Delaware ("HCA"), having its principal offices at One Park Plaza, Nashville, Tennessee 37203 and The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York ("Successor Trustee"), having its principal corporate trust offices in the State of New York at 101 Barclay Street, 21 West, New York, New York 10286.

         WHEREAS, Columbia Healthcare Corporation, a Delaware corporation, duly executed and delivered to The First National Bank of Chicago, as trustee, that certain Indenture, dated as of December 16, 1993, as supplemented by that certain First Supplemental Indenture dated as of May 25, 2000 by and between HCA (then known as HCA - The Healthcare Company) and Bank One Trust Company, N.A. (successor-in-interest to The First National Bank of Chicago) ("Resigning Trustee"), and as further supplemented by the Second Supplemental Indenture dated as of July 1, 2001, by and between HCA and Resigning Trustee (as supplemented, the "Indenture") and relating to the issuance from time to time of debentures, notes, bonds and other evidences of indebtedness (collectively, the "Debt Securities");

         WHEREAS, pursuant to Section 608(b) of the Indenture, the Resigning Trustee may resign as Trustee (as defined in the Indenture) at any time with respect to the Debt Securities of one or more series by giving written notice thereof to HCA;

         WHEREAS, in accordance with Section 608(b) of the Indenture, the Resigning Trustee has given written notice to HCA of the Resigning Trustee's resignation as Trustee with respect to all of the Debt Securities;

         WHEREAS, HCA desires to appoint the Successor Trustee as Trustee under the Indenture to succeed Resigning Trustee in such capacity pursuant to Section 609 of the Indenture;

         WHEREAS, HCA further desires to appoint the Successor Trustee as Paying Agent and Security Registrar under the Indenture to succeed Resigning Trustee in such capacities;

         WHEREAS, pursuant to Section 608(e) of the Indenture, the Board of Directors of HCA has adopted a resolution to so appoint the Successor Trustee;

         WHEREAS, Successor Trustee is willing to accept such appointments;

         WHEREAS, pursuant to Section 1001(8) of the Indenture, HCA and the Successor Trustee may enter into this Supplemental Indenture to evidence and provide for the acceptance of appointment as Trustee by the Successor Trustee without the consent of any Holders;

         WHEREAS, the Board of Directors of HCA has authorized the execution of this Supplemental Indenture and its delivery to the Resigning Trustee and to the Successor Trustee; and




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         WHEREAS, all acts and things necessary to make this Supplemental
Indenture the valid, binding and legal obligation of HCA in accordance with its terms have been done.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby agreed and acknowledged, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of the Debt Securities as follows. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

                                   ARTICLE I.

                        APPOINTMENT OF SUCCESSOR TRUSTEE

         Section 1.1 HCA hereby appoints the Successor Trustee as Trustee under the Indenture and confirms to the Successor Trustee all the rights, powers, duties, obligations and trusts of the Trustee under the Indenture.

         Section 1.2 HCA hereby appoints the Successor Trustee as Paying Agent and Security Registrar for the Debt Securities and as HCA's office or agency maintained pursuant to Section 1102 of the Indenture.

                                  ARTICLE II.

                         ACCEPTANCE BY SUCCESSOR TRUSTEE

         Section 2.1 The Successor Trustee hereby represents and warrants to HCA that the Successor Trustee is qualified and eligible to act as Trustee pursuant to the terms of the Indenture.

         Section 2.2 The Successor Trustee hereby accepts its appointment as Trustee under the Indenture and shall hereby be vested with all the rights, powers, trusts, duties and obligations of the Trustee under the Indenture.

         Section 2.3 The Successor Trustee hereby accepts its appointment as Paying Agent and Security Registrar for the Debt Securities and as HCA's office or agency maintained pursuant to Section 1102 of the Indenture.

                                  ARTICLE III.

                                  MISCELLANEOUS

         Section 3.1 The Indenture shall be deemed to be modified and amended as herein provided, but, except as modified and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect.



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         Section 3.2 The Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         Section 3.3 This Supplemental Indenture shall become effective as of the opening of business on the date of this Supplemental Indenture upon the execution and delivery hereof by each of the parties hereto.

         Section 3.4 All of the provisions of the Indenture with respect to the rights, privileges, immunities, powers and duties of the Successor Trustee as Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

         Section 3.5 This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         Section 3.6 This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but all of which together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and duly attested, all as of the day and year first above written.

                                         HCA INC.

                                         By: /s/ David G. Anderson
                                             -----------------------------------
                                         Name:  David G. Anderson
                                         Title: Senior Vice President - Finance
                                                and Treasurer

Attest

/s/ John M. Franck II
-------------------------------
By:    John M. Franck II
Title: Vice President - Legal and Corporate Secretary


                                         THE BANK OF NEW YORK,
                                         As Successor Trustee

                                         By: /s/ Robert A. Massimillo
                                             -----------------------------------
                                         Name:  Robert A. Massimillo
                                         Title: Vice President


Attest

/s/ Van K. Brown
-------------------------------
By:    Van K. Brown
Title: Vice President



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